Exhibit 10.3

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of October 14, 2025, by and between Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PXLW”), and [•] (the “Selling Shareholder”). PXLW and the Selling Shareholder shall be referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

A. Each of PXLW and the Selling Shareholder owns shares of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

B. PXLW, the Selling Shareholder, [•] (the “Buyer”) and certain other parties intend to enter into that certain Share Purchase Agreement (the “Purchase Agreement”), pursuant to which PXLW, the Selling Shareholder, and certain other shareholders of the Company shall transfer all of the shares held by them in the Company to the Buyer (the “Acquisition”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

C. The Parties are entering into this Agreement to evidence and effectuate (a) agreement of the Selling Shareholder to support the Acquisition, and (b) transfer of some shares of the Company from PXLW to the Selling Shareholder immediately prior to closing contemplated under the Purchase Agreement (the “PA Closing”), in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1 Incorporation of Recitals. The foregoing recitals are hereby expressly incorporated herein and made a part hereof.

2 Agreement to Support. The Selling Shareholder hereby irrevocably and unconditionally agrees that,

(a) it shall duly execute and deliver the Purchase Agreement and any ancillary documents required to be signed by it thereunder;

(b) at any shareholders meeting or board meeting of the Company (as applicable), however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of the Company proposed to be taken, it shall (i) appear, or cause its designated director to appear at each such meeting or otherwise cause its shares in the Company or its designated director counted as present for purpose of calculating a quorum, and (ii) vote, or cause its designated director to vote in favor of authorization and approval of the Purchase Agreement and its ancillary documents, and the transactions contemplated by the Purchase Agreement, including the Acquisition;

(c) at the PA Closing, it shall transfer all of the shares then held by it in the Company, including the shares held by it as of the date hereof and the Shares it shall receive under this Agreement, to the Buyer pursuant to the terms and conditions under the Purchase Agreement;

(d) effective upon the PA Closing, all equity purchase agreements of the Company to which it is a party, and all ancillary or supplemental documents, instruments, amendments, and/or side letters relating to such equity purchase agreements (collectively, the “Investment Agreement”) shall be terminated, and all rights, benefits or claims which it has or may have under the Investment Agreements will be waived and relinquished automatically; and

(e) to the extent the Selling Shareholder has designated any officer, director, supervisor, or other personnel in any Acquired Company that shall resign on or before the PA Closing pursuant to the terms of the Purchase Agreement, the Selling Shareholder shall procure that such persons deliver duly executed resignation letters in their capacity as such, and take any and all actions as necessary to consummate and make effective the resignation.

3 Share Transfer.

3.1 Subject to the terms and conditions of this Agreement and the Purchase Agreement, (a) PXLW hereby transfers and delivers all right, title, and interest in and to [•] of the shares of the Company (the “Transferred Shares”) to the Selling Shareholder free and clear of any and all encumbrance for nil or nominal consideration to the extent permitted under the law, and (b) Selling Shareholder accepts the Transferred Shares from PXLW. The amount of Transferred Shares was calculated based on a valuation of RMB 950,000,000 for 100% of the shares of the Company.

3.2 Subject to the fulfilment or waiver of the conditions to closing as set forth in Section 6, the transfer of the Shares shall take place automatically and immediately prior to the PA Closing (the “Closing”).

4 Representations and Warranties of PXLW. PXLW hereby represents and warrants to the Selling Shareholder with respect to the transfer of the Shares pursuant to this Agreement as follows:

4.1 Authority. All action by PXLW necessary for the transfer of the Shares pursuant to this Agreement and the performance of PXLW’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes valid and binding obligations of PXLW, and PXLW has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2 Ownership of the Shares. PXLW is the record and beneficial owner of the Shares and has the full right, power and authority to sell and transfer the Shares. The Shares which are to be sold hereunder are duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, charges and assessments. The Shares are subject to no restrictions with respect to transferability, except compliance with applicable securities laws.

4.3 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY PXLW IN THIS ARTICLE 4, PXLW DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS HEREUNDER, THE SHARES, THE COMPANY OR ITS BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

5 Representations and Warranties of Selling Shareholder. The Selling Shareholder hereby represents and warrants to PXLW with respect to the purchase of the Shares pursuant to this Agreement as follows:

5.1 Authority. All action by the Selling Shareholder necessary for the acceptance of the Shares pursuant to this Agreement and the performance of the Selling Shareholder’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes valid and binding obligations of the Selling Shareholder, and the Selling Shareholder has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

5.2 No Violation. The execution, delivery, and performance of this Agreement by the Selling Shareholder does not (i) violate any laws of any governmental authority applicable to the Selling Shareholder, or (ii) violate or conflict with any provision of the constitutional documents of the Selling Shareholder.

6 Conditions to Closing. The obligations of PXLW to transfer the Transferred Shares and the effectiveness of the share transfer under this Agreement are subject to the satisfaction, or waiver by PXLW, of the following conditions:

6.1 Execution of Termination Agreement. The Selling Shareholder shall have duly executed and delivered that certain [termination and release agreement] in the form and substance as set forth under Exhibit A (the “Termination Agreement”).

6.2 Execution of Purchase Agreement. The Purchase Agreement and all other transaction documents contemplated thereunder shall have been duly executed and delivered by all parties thereto, including the Selling Shareholder.

6.3 Performance of Obligations. The Selling Shareholder shall have performed all agreements, covenants and obligations required by this Agreement and the Purchase Agreement to be performed by the Selling Shareholder on or before the Closing.

6.4 Conditions to PA Closing Fulfilled. The conditions to all parties’ obligations to sale and purchase of the Purchased Shares under the Purchase Agreement shall have be satisfied or waived by applicable parties thereto, and the PA Closing shall have occurred in its entirety.

6.5 Representations and Warranties True. The representations and warranties made by the Selling Shareholder under Section 5 shall be true and correct when made and as of the Closing.

7 Restoration and Reversion. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, at the earlier of: (a) termination of the Purchase Agreement, (b) failure of the Selling Shareholder to comply with any of its covenants under Section 2, or (c) failure of the PA Closing to occur contemplated under the Purchase Agreement, then any and all transactions that have been completed under this Agreement for any reason, shall be restored, including without limitation, (x) the transfer of any and all Shares to the Selling Shareholder shall be nullified and reversed as if no transfer has occurred, and (y) all rights waived by the Selling Shareholder pursuant to Section 2(d) and the Termination Agreement shall be restored, to the extent applicable. The Selling Shareholder undertakes to undertake all such further acts and execute any documents as necessary and reasonably requested by PXLW to facilitate such reversion and restoration.

8 Taxes and Expenses.

8.1 Each Party shall be responsible for its own taxes of any nature that are required by applicable laws in respect of the transfer of the Shares, and shall pay the taxes arising out of or in connection with the transactions contemplated hereunder to the competent tax authorities in a timely manner as required by the applicable laws.

8.2 Each Party shall be responsible for its own costs and expenses in connection with the transactions contemplated hereunder.

9 Termination. This Agreement may be terminated and the transactions hereunder may be abandoned as set forth below at any time:

(a) by mutual written consent of the Parties hereto; or

(b) upon termination of the Purchase Agreement.

10 Miscellaneous.

10.1 Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents for the purpose of carrying out the purposes and intent of this Agreement, including the short form share transfer agreement necessary to effect the transactions.

10.2 Confidentiality. The terms and conditions of this Agreement shall be considered confidential information and, without the written approval of the Parties hereto, shall not be disclosed to any third party unless any Party is requested or becomes legally compelled to disclose the existence or content of this Agreement according to the applicable laws, provided that, such Party shall, at a reasonable time before making any such disclosure, consult with the other Party regarding such disclosure, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

10.3 Governing Law and Dispute Resolutions. This Agreement shall be governed by and construed in accordance with the laws of California, without regard applicable principles of conflicts of law. Any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought exclusively in any federal or state court located in Santa Clara County, California. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of and venue in each federal or state court located in Santa Clara County, California (and each appellate court located in the State of California) in connection with any such action, suit or legal proceeding; (ii) agrees that each federal or state court located in Santa Clara County, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other legal proceeding commenced in any federal or state court located in Santa Clara County, California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other legal proceeding is improper, that challenges the application of the internal laws of the State of California, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.4 Entire Agreement. This Agreement, the Termination Agreement, and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, representations, and understandings (both written and oral) between the Parties with respect thereto.

10.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign his or its rights or obligations hereunder without the prior written consent of the other Parties.

10.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties.

10.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.8 Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Support Agreement as of the date first written above.

PXLW:	Pixelworks Semiconductor Technology Company, LLC

By:
Name:
Title:

SELLING SHAREHOLDER:	[•]

By:
Name:
Title:

[Signature Page to Support Agreement]

Exhibit A

Termination and Release Agreement

[Exhibit to Support Agreement]

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made as of October 14, 2025, by and among:

1. Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PXLW”);

2. Shanghai MTM Equity Investment Fund Partnership (Limited Partnership) (上海超越摩尔股权投资基金合伙企业（有限合伙）), a PRC limited partnership;

3. Qingdao MTM Venture Capital Partnership (Limited Partnership) (青岛超越智芯创业投资合伙企业（有限合伙）), a PRC limited partnership;

4. Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership) (北京屹唐长厚显示芯片创业投资中心（有限合伙）), a PRC limited partnership;

5. Hangzhou Canaan Creative Information Technology Co., Ltd. (杭州嘉楠耘智信息科技有限公司), a PRC limited liability company;

6. Hainan Qixin Investment Partnership (Limited Partnership) (海南启芯投资合伙企业（有限合伙）), a PRC limited partnership;

7. Suzhou Saixiang Equity Investment Partnership (Limited Partnership) (苏州赛橡股权投资合伙企业（有限合伙）), a PRC limited partnership;

8. Yangzhou Qizheng Equity Investment Partnership (Limited Partnership) (扬州启正股权投资合伙企业（有限合伙）), a PRC limited partnership;

9. Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership) (轩芯邈（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

10. Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership) (翼芯然（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

11. Chunhe Hong Kong Limited (春和香港有限公司), a Hong Kong limited liability company;

12. VeriSilicon Microelectronics (Shanghai) Co., Ltd. (芯原微电子（上海）股份有限公司), a PRC company limited by shares;

13. Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership) (汀芯兰（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

14. Jing Xin Ying (Shanghai) Management Consulting Partnership (Limited Partnership) (静芯影（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership (Parties listed under items 1 through 14 each, a “Shareholder” and, collectively, “Shareholders”); and

15. Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The parties to this Agreement are each referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein and not defined have the same meanings given to them in the Purchase Agreement (as defined below).

RECITALS

A. As of the date hereof, each Shareholder is a beneficial holder of certain shares in the Company.

B. The Parties and TIANSUI XINYUAN TECHNOLOGY (SHANGHAI) CO., LTD. (天遂芯愿科技（上海）有限公司) (the “Buyer”) intend to enter into that certain Share Purchase Agreement on or about the date hereof (the “Purchase Agreement”), pursuant to which each Shareholder agrees to transfer all of the shares held by it in the Company to the Buyer, and the Buyer shall acquire all such shares (the “Acquisition”).

C. Each Shareholder has agreed, immediately prior to the closing of the transactions contemplated by the Purchase Agreement (the “PA Closing”), to take all actions necessary to enter into this agreement and terminate or cause to be terminated the Investment Agreements (as defined below), without any cost, expense, liability or obligation thereunder to the Company, PXLW, or any of their respective Affiliates.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1 Incorporation of Recitals. The foregoing recitals are hereby expressly incorporated herein and made a part hereof.

2 Termination of Investment Agreements. Effective and contingent upon the PA Closing, the Parties hereby agree that (i) any and all of the equity interest purchase agreements among the Company, any Shareholder, and other parties thereto (to the extent applicable), and their respective ancillary documents, side agreements, and amendments, including without limitation, the Capital Increase Agreement dated August 6, 2021, the Supplemental Agreement to Capital Increase Agreement dated November 30, 2021, the Side Letter to Capital Increase Agreement dated November 30, 2021, the Equity Transfer Agreement dated August 15, 2022, the Capital Increase Agreement dated December 21, 2022, and the Agreement on the Establishment of a Subsidiary in Zhuhai dated February 6, 2023 (all documents mentioned in this item (i), collectively, the “Investment Agreements”), (ii) any and all rights and obligations of the Parties under any and all of the agreements, contracts or documents contemplated by the Investment

Agreements shall be permanently terminated and canceled in its entirety, automatically and without further action by any Party. The Parties shall have no further rights with respect to each other thereunder as of the PA Closing. Each Party hereby expressly and irrevocably waives and relinquishes, effective as of the PA Closing, all rights and benefits which such Party has or may have under the Investment Agreements.

3 No Further Obligation. In executing this Agreement, each Party acknowledges and agrees that, conditioned and effective upon the occurrence of the PA Closing and notwithstanding anything to the contrary set forth in the Investment Agreements: (a) each of the Company, PXLW, and their respective Affiliates shall have no obligation, cost, expense, or liability whatsoever, in each case, with respect to or in connection with the Investment Agreements (including, without limitation, any payment or indemnification to any of the other Shareholders due to the contemplated Acquisition); and (b) no Party (i) has any rights, liabilities, duties, or obligations whatsoever or (ii) is obligated to pay any amount of money, cost, or expense, perform any service or activity, undertake any duty, or otherwise retain any obligation of any kind in connection with the termination of the Investment Agreements.

4 Release of Claims. Subject to the occurrence of, and effective as of, the PA Closing: (a) each Shareholder, on behalf of itself and its former, current, and future parents, subsidiaries, Affiliates, representatives, shareholders, equityholders, members, managers, directors, officers, employees, partners, agents, and/or advisors, and any successors or permitted assigns of any of the foregoing, irrevocably waives any and all rights it may have, or, but for this Agreement, or the Purchase Agreement, would have had, to make any claims pursuant to, or bring any claims for, any obligations, liabilities, damages, demands, petitions, complaints, actions, causes of action, proceedings or others rights to relief of any kind, in law, rule, or equity, whether known or unknown, against the Company, PXLW, and each of their respective former, current, and future parents, subsidiaries, Affiliates, representatives, shareholders, equityholders, members, managers, directors, officers, employees, partners, agents, and/or advisors, and any successors or permitted assigns (all, individually and collectively, being hereinafter called the “Released Parties”) pursuant to the Investment Agreements or the termination thereof; and (b) each of the Released Parties is hereby forever released and discharged from any and all obligations, claims, liabilities, damages, demands, petitions, complaints, actions, causes of action, proceedings or other rights to relief of any kind, in law, rule, or equity, whether known or unknown, arising from or in connection with the Investment Agreements or the termination thereof.

5 Representations and Warranties of Parties. Each Party hereby represents and warrants to the other Parties as follows:

5.1 Authority. All action by such Party necessary for the performance of such Party’s obligations hereunder has been taken. This Agreement constitutes valid and binding obligations of such Party, and such Party has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

5.2 No Violation. The execution, delivery, and performance of this Agreement by such Party does not (i) violate any laws of any governmental authority applicable to it, or (ii) violate or conflict with any provision of its constitutional documents.

6 Termination.

6.1 Termination of this Agreement. This Agreement may be terminated and the transactions hereunder shall not take effect as set forth below:

(a) by mutual written consent of the Parties hereto; or

(b) upon termination of the Purchase Agreement.

6.2 Restoration, Reversion, and Extension. Notwithstanding anything to the contrary contained in this Agreement, in the event of failure of the PA Closing to occur as contemplated under the Purchase Agreement, any and all transactions that have been completed under this Agreement for any reason, shall be restored, and all rights waived by any Party under this Agreement shall be restored, to the extent applicable.

Each Party undertakes to take all such further acts and execute any documents to facilitate such reversion and restoration. This Section 6.2 shall survive termination of this Agreement.

7 Miscellaneous.

7.1 Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents for the purpose of carrying out the purposes and intent of this Agreement.

7.2 Confidentiality. The terms and conditions of this Agreement shall be considered confidential information and, without the written approval of the Parties hereto, shall not be disclosed to any third party unless any Party is requested or becomes legally compelled to disclose the existence or content of this Agreement according to the applicable laws, provided that, such Party shall, at a reasonable time before making any such disclosure, consult with the other Party regarding such disclosure, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

7.3 Governing Law and Dispute Resolutions. This Agreement shall be governed by and construed in accordance with the laws of California, without regard applicable principles of conflicts of law. Any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought exclusively in any federal or state court located in Santa Clara County, California. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of and venue in each federal or state court located in Santa Clara County, California (and each appellate court located in the State of California) in connection with any such action, suit or legal proceeding; (ii) agrees that each federal or state court located in Santa Clara County, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other legal proceeding commenced in any federal or state court located in Santa Clara County, California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other legal proceeding is improper, that challenges the application of the internal laws of the State of California, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

7.4 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, representations, and understandings (both written and oral) between the Parties with respect thereto.

7.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign his or its rights or obligations hereunder without the prior written consent of the other Parties.

7.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties.

7.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.8 Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

SHAREHOLDERS:	Pixelworks Semiconductor Technology Company, LLC

By: ____________________________________
Name: Todd DeBonis
Title: Manager

[•]

By: ____________________________________
Name:
Title:

COMPANY:	Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司) (seal)

By: ____________________________________
Name: Todd Anthony Debonis
Title: Legal Representative

[Signature Page to Termination and Release Agreement]